Exhibit 32.1

Written Statement of the Chief Executive Officer
Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of The RiceX Company (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ike E. Lynch
Ike E. Lynch
March 30, 2005